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                                                                      EXHIBIT 15

                   INDEPENDENT ACCOUNTANTS' AWARENESS LETTER

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

     We are aware that Union Texas Petroleum Holdings, Inc. has incorporated by reference our reports dated April 20, 1995, July 25, 1995 and October 24, 1995 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the prospectus constituting part of its Registration Statement on Form S-3 to be filed on or about November 7, 1995. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

Price Waterhouse LLP
Houston, Texas
November 6, 1995